UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 16, 2014

GLASSESOFF INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

Nevada	333-175212	26-4574088
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Jabotinski St. POB 126

Ramat Gan 5252006

Israel

(Address of Principal Executive Offices) (Zip Code)

(855)-393-7243

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.
Item 3.02	Unregistered Sales of Equity Securities.

On May 16, 2014 (the “Closing Date”), GlassesOff Inc., a Nevada corporation (the “Company”), entered into a stock purchase and registration rights agreement (the “Purchase Agreement”) with certain private investors (the “Investors”), pursuant to which the Company issued and sold to the Investors in a private placement (the “Private Placement”) an aggregate of 4,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Shares”), at a purchase price of $1.25 per Share. Before expenses, the Private Placement provided $5.0 million of gross proceeds to the Company.

The Company’s Chairman and Vice Chairman of the Board of Directors participated in the Private Placement on the same terms as all other Investors, acquiring 335,000 Shares for an aggregate purchase price of $418,750 and 160,000 Shares for an aggregate purchase price of $200,000, respectively.

The Company issued the Shares in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated thereunder. Each Investor represented to the Company that such Investor was an “accredited investor” as defined in Rule 501(a) under the Securities Act and that such Investor’s Shares were being acquired for investment purposes.

The Shares have not been registered under the Securities Act and are “restricted securities” as that term is defined by Rule 144 promulgated under the Securities Act (“Rule 144”). Pursuant to the terms of the Purchase Agreement, the Company agreed to use its reasonable best efforts to file with the Securities and Exchange Commission (the “SEC”), on or prior to the 60th day immediately following the Closing Date (the “Filing Deadline”), a registration statement (the “Registration Statement”), registering for resale by the Investors all Shares issued in the Private Placement. The Company has additionally agreed to use its reasonable best efforts to cause the Registration Statement to be declared effective by the SEC not later than the earlier of (x) the 150th day following the Closing Date or (y) the fifth day following the date on which the Company is notified by the SEC that the Registration Statement will not be reviewed or will not be subject to further review (the “Effectiveness Deadline”).

If the Company fails to file the Registration Statement on or before the Filing Deadline, if the Registration Statement is not declared effective by the SEC on or before the Effectiveness Deadline, and in certain other cases in which the Registration Statement is not available for use by the Investors, then, in each case, the Company must pay to each Investor an amount in cash equal to one-half of one percent (0.5%) of such Investor’s aggregate investment in the Shares issued in the Private Placement on every forty-five (45) day anniversary of such failure until the date on which such failure is cured. The Company has no obligation to make any such payments to any Investor in any period during which all of such Investor’s Shares may be sold without restriction pursuant to Rule 144.

Pursuant to the Purchase Agreement, the Company must maintain the effectiveness of the Registration Statement until the earlier to occur of (i) the sale of all Shares pursuant to the Registration Statement or (ii) the date on which all Investors may sell all of their respective Shares without restriction pursuant to Rule 144 and without the need for current public information required by Rule 144(c)(1).

The foregoing description of the Purchase Agreement is only a summary and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On May 19, 2014, the Company issued a press release announcing the completion of the Private Placement and the Company’s investor conference call and webcast scheduled for 12 p.m. EDT on May 21, 2014. A copy of the press release is furnished hereto as Exhibit 99.1 and incorporated by reference in this Item 7.01.

The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 furnished herewith, shall not be deemed “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing by the Company under the Securities Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Stock Purchase and Registration Rights Agreement, dated May 16, 2014, by and among the Company and the Investors party thereto
99.1	Press Release, dated May 19, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLASSESOFF INC.

Date: May 19, 2014	By:	/s/ Nimrod Madar
		Name:	Nimrod Madar
		Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Stock Purchase and Registration Rights Agreement, dated May 16, 2014, by and among the Company and the Investors party thereto
99.1	Press Release, dated May 19, 2014